Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of American Management Systems, Incorporated on
Form S-8 of our reports dated February 20, 2002, appearing in the Annual Report on Form 10-K of American Management Systems, Incorporated for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

McLean, Virginia
December 9, 2002